CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-50273 of the Procter & Gamble Company on Form S-8 of our report dated June 23, 2015, appearing in this Annual Report on Form 11-K of The Procter & Gamble Commericial Company Employees' Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 23, 2015